RCI 1Q17 EPS Increases to $0.30 GAAP & $0.31 Non-GAAP as FCF Expands 33%

HOUSTON – February 9, 2017 – RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today announced results for the first fiscal quarter ended December 31, 2016.

1Q17 vs. 1Q16

●	Diluted EPS of $0.30 compared to $0.25, up 20.0%
●	Non-GAAP* Diluted EPS of $0.31 compared to $0.30, up 3.3%
●	Total revenues of $33.7 million compared to $33.5 million, up 0.8%
●	Net income of $2.9 million compared to $2.4 million, up 19.1%
●	Free Cash Flow (FCF)* of $5.1 million compared to $3.9 million, up 33.1%

Share Buybacks & Cash Dividend

●	RCI continued to buy back shares in 1Q17, taking advantage of its strong FCF to return capital to shareholders
●	In 1Q17, RCI acquired 89,685 shares for $1.1 million, reducing shares outstanding to 9.7 million
●	Basic and diluted share counts fell 5.1% and 7.7%, respectively, 1Q17 vs. 1Q16
●	As previously announced, RCI’s 1Q17 $0.03 dividend was paid December 27, 2016

Conference Call this Afternoon

●	A conference call to discuss 1Q17 results, outlook and related matters will be held today at 4:30 PM ET
●	Live Participant Dial In: Toll Free at 877-407-9210 and International at 201-689-8049
●	Click Here for Slides and Webcast: http://www.investorcalendar.com/event/175571

CEO Comment

“We’re pleased with our 1Q17 results,” said Eric Langan, President & CEO. “FCF was up 33.1% year over year in 1Q17, keeping us on track to achieve our initial target of $18 million in FY17.

“FCF was aided by a 19.1% increase in net income on a 0.8% increase in total revenues. GAAP EPS was up 20.0% and non-GAAP EPS, which removes certain items, increased 3.3%.

“Key to our profitability was expanded margins in the Nightclubs, Bombshells and Other segments, in part due to previously disclosed 4Q16 dispositions of underperforming clubs, a restaurant, and our energy drink business.

“While total sales increased slightly, same store sales grew in RCI’s two core segments—Nightclubs at 2.8% and Bombshells at 9.6%—reflecting the continued momentum that began in the second half of FY16.

“Nightclubs experienced strong results from units in Minneapolis with the return of the Vikings downtown to their new stadium, and from clubs in New York City and parts of Texas. Higher margin service revenues rose 6.6% year over year, the fourth quarter in a row of improvement.

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“Customers continue to be attracted to our Bombshells military themed restaurant/sports bar concept, with our uniformed Bombshells Girls and popular local DJs, where you can have a great time and great food, and hang out with friends or family.

“Occupancy costs, one of our largest fixed expenses, declined as a percentage of revenues due to the 2Q16 acquisition of the Rick’s Cabaret New York real estate. The effective tax rate declined as the result of tax planning.

“With our improved profitability, we made some investments that were expensed in order to build a stronger foundation for future growth. This included the ongoing transition to our new ERP system, marketing to support a new club and Bombshells franchising, and accounting and tax experts to advise in tax planning strategies in order to minimize our tax liabilities.

“We continued to buy back shares, enabling us to reduce basic and diluted share counts year over year by 5.1% and 7.7%, respectively. During and subsequent to the quarter, we paid down all remaining convertible debt, including the last $400,000 of a seller-financed note, leaving no more dilutive securities under our current capital structure.

“Our FY17 plan remains the same. Following through with what we started in FY16, we will continue our approach to capital allocation, as evidenced by our ongoing share repurchases. First half sales should continue to benefit from the positive trend developed in the second half of FY16.

“The second half of FY17 should grow from the planned opening of three new Bombshells units and the sale of our first franchises. Margins and FCF generation should expand from our more profitable portfolio of clubs and restaurants, and reduced interest expense as a percent of revenues.”

1Q17 Analysis (compares 1Q17 to 1Q16, unless otherwise noted)

Total Revenues

●	Total revenues of $33.7 million increased 0.8% from $33.5 million.
●	Higher margin service revenues increased 6.6%, the second quarter in a row where these revenues have rebounded year over year and the fourth quarter in a row of improvement.
●	Beverage, food and other revenues declined 1.5%, 2.9% and 11.6%, respectively, due to disposition in 4Q16 of under-performing restaurants, clubs and the energy drink business, as previously announced.

Operating Income & Margin

●	Income from operations increased 10.8% to $6.3 million (18.8% of revenues) compared to $5.7 million (17.1% of revenues).
●	Gross profit margin increased 102 basis points to 85.5% of revenues due to the increased proportion of high margin service revenues and the reduction of lower margin other revenues.
●	Total operating expenses declined 169 basis points to 81.2% of revenues primarily due to the previously mentioned disposition of under-performing operations.
●	Non-GAAP operating income was $6.4 million (19.1% of revenues), down slightly from $6.6 million (19.7% of revenues), reflecting 1Q17 investment spending as mentioned above.

Nightclubs Segment

●	Sales increased 3.9% to $29.3 million from $28.2 million, with 37 units compared to 38.
●	Operating income increased 8.3% to $9.2 million (31.5% of sales) compared to $8.5 million (30.2% of sales).
●	On a non-GAAP basis, operating income was $9.3 million (31.7% of sales) compared to $9.0 million (32.1% of sales).

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Bombshells Segment

●	Sales declined 1.9% to $4.3 million from $4.4 million, with four units in operation compared to five (the Webster unit closed in 4Q16).
●	Operating income increased 31.0% to $0.638 million (14.9% of sales) from $0.487 million (11.1% of sales).

Other Metrics

●	Occupancy Costs: Occupancy costs, one of RCI’s largest fixed costs, measured as a combination of rent plus interest expense, declined to 8.0% of revenues compared to 8.6%. The reduction reflects significantly lower rent due to the acquisition of New York City club real estate in 2Q16.
●

Free Cash Flow (FCF): FCF increased due to 31.4% increase in net cash provided by operating activities of $5.5 million compared to $4.2 million, partially offset by a 12.3% increase in maintenance capital expenditures to $0.394 million from $0.351 million. RCI’s current FY17 FCF target of $18 million is based on net cash provided by operating activities of

$20.5 million less maintenance capital expenditures of

$2.5 million.

●	Balance Sheet (December 31, 2016 compared to September 30, 2016): Cash increased 6.5% to $12.1 million. Total stockholders’ equity increased 1.1% to $131.6 million, primarily due to net income for 1Q17 partially offset by share repurchases and dividends.

Meet Management Tonight

Eric Langan, President & CEO, invites investors to meet management, tour one of the company’s top clubs, and its new Hoops Cabaret & Sports Bar.

●	When: Tonight, Thursday, February 9, 6:00 PM to 8:00 PM ET
●	Where: Rick’s Cabaret New York, at 50 W. 33rd Street, New York, NY, bet. Fifth Avenue and Broadway
●	RSVP: With your contact information to gary.fishman@anreder.com

*Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the Company and helps management and investors gauge our ability to generate cash flow, excluding items that management believes are not representative of the ongoing business operations of the Company, but are included in the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:

●	Non-GAAP Operating Income and Non-GAAP Operating Margin. We exclude from non-GAAP operating income and non-GAAP operating margin amortization of intangibles, gains or losses on sale of assets, stock-based compensation, and settlement of lawsuits and other one-time costs. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.

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●	Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We exclude from non-GAAP net income and non-GAAP net income per diluted share amortization of intangibles, income tax expense, gains or losses on sale of assets, stock-based compensation, and settlement of lawsuits and other one-time costs, and include the non-GAAP provision for current and deferred income taxes, calculated as the tax effect at 33% and 35% effective tax rate of the pre-tax non-GAAP income before taxes for the quarter ended December 31, 2016 and 2015, respectively, because we believe that excluding and including such items help management and investors better understand our operating activities.
●	Adjusted EBITDA. We exclude from adjusted EBITDA depreciation expense, amortization of intangibles, income tax expense, interest expense, interest income, gains or losses on sale of assets, and settlement of lawsuits and other one-time costs because we believe that adjusting for such items helps management and investors better understand operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess our unleveraged performance return on our investments. Adjusted EBITDA is also the target benchmark for our acquisitions of nightclubs.
●	Non-GAAP Cash Flow Measure. We believe our ability to generate cash from operating activities is one of our fundamental financial strengths. As a consequence, management also uses certain non-GAAP cash flow measures such as free cash flows. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures.

Notes

●	Unit counts are at period end.
●	All references to the “company,” “we,” “our,” and similar terms include RCI Hospitality Holdings, Inc. and its subsidiaries, unless the context indicates otherwise.

About RCI Hospitality Holdings, Inc. (Nasdaq: RICK)

With 41 units, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in gentlemen’s clubs and sports bars/restaurants. Clubs in New York City, Miami, Philadelphia, Charlotte, Dallas/Ft. Worth, Houston, Minneapolis and other cities operate under brand names, such as “Rick’s Cabaret,” “XTC,” “Club Onyx,” “Vivid Cabaret,” “Jaguars” and “Tootsie’s Cabaret.” Sports bars/restaurants operate under the brand name “Bombshells.” Please visit http://www.rcihospitality.com/

Forward-Looking Statements

This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company’s actual results to differ materially from those indicated in this press release, including the risks and uncertainties associated with operating and managing an adult business, the business climates in cities where it operates, the success or lack thereof in launching and building the company’s businesses, risks and uncertainties related to cybersecurity, conditions relevant to real estate transactions, and numerous other factors such as laws governing the operation of adult entertainment businesses, competition and dependence on key personnel. The company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.

Media & Investor Contacts

Gary Fishman and Steven Anreder at 212-532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com

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RCI HOSPITALITY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

($ in thousands, except per share data)

(unaudited)

	For the Three Months
	Ended December 31,
	2016	2015
Revenues
Sales of alcoholic beverages	$14,375	$14,597
Sales of food and merchandise	4,207	4,334
Service revenues	13,475	12,641
Other	1,682	1,903
Total revenues	33,739	33,475
Operating expenses
Cost of goods sold	4,881	5,184
Salaries and wages	9,652	9,357
Selling, general and administrative	11,193	10,860
Depreciation and amortization	1,618	1,817
Other charges	62	540
Total operating expenses	27,406	27,758
Income from operations	6,333	5,717
Other income (expenses)
Interest expense	(2,015)	(1,915)
Interest income	37	4
Income before income taxes	4,355	3,806
Income taxes	1,450	1,367
Net income	2,905	2,439
Less: Net income (loss) attributable to noncontrolling interests	7	(113)
Net income attributable to RCIHH common shareholders	$2,898	$2,552

Earnings per share attributable to RCIHH common shareholders
Basic	$0.30	$0.25
Diluted	$0.30	$0.25
Weighted average number of common shares outstanding
Basic	9,768	10,296
Diluted	9,814	10,635

Dividends per share	$0.03	$-

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RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP FINANCIAL MEASURES*

($ in thousands, except per share data)

	For the Three Months
	Ended December 31,
	2016	2015
Reconciliation of GAAP net income to Adjusted EBITDA
Net income attributable to RCIHH common shareholders	$2,898	$2,552
Income tax expense	1,450	1,367
Interest expense and income	1,978	1,911
Settlement of lawsuits and other one-time costs	73	540
Gain on sale of assets	(11)	-
Depreciation and amortization	1,618	1,817
Adjusted EBITDA	$8,006	$8,187

Reconciliation of GAAP net income to non-GAAP net income
Net income attributable to RCIHH common shareholders	$2,898	$2,552
Amortization of intangibles	46	202
Stock-based compensation	-	120
Settlement of lawsuits and other one-time costs	73	540
Income tax expense	1,450	1,367
Gain on sale of assets	(11)	-
Non-GAAP provision for income taxes	(1,470)	(1,631)
Non-GAAP net income	$2,986	$3,150

Reconciliation of GAAP diluted net income per share to non-GAAP diluted net income per share
Fully diluted shares	9,814	10,635
Net income attributable to RCIHH common shareholders	$0.30	$0.25
Amortization of intangibles	0.00	0.02
Stock-based compensation	-	0.01
Settlement of lawsuits and other one-time costs	0.01	0.05
Income tax expense	0.15	0.13
Gain on sale of assets	(0.00)	-
Non-GAAP provision for income taxes	(0.15)	(0.16)
Non-GAAP diluted net income per share	$0.31	$0.30

Reconciliation of GAAP operating income to non-GAAP operating income
Income from operations	$6,333	$5,717
Amortization of intangibles	46	202
Stock-based compensation	-	120
Settlement of lawsuits and other one-time costs	73	540
Gain on sale of assets	(11)	-
Non-GAAP operating income	$6,441	$6,579

Reconciliation of GAAP operating margin to non-GAAP operating margin
Income from operations	18.8%	17.1%
Amortization of intangibles	0.1%	0.6%
Stock-based compensation	0.0%	0.4%
Settlement of lawsuits and other one-time costs	0.2%	1.6%
Gain on sale of assets	-0.0%	0.0%
Non-GAAP operating margin	19.1%	19.7%

Reconciliation of GAAP net cash provided by operating activities to non-GAAP free cash flow
Net cash provided by operating activities	$5,521	$4,202
Less: Maintenance capital expenditures	394	351
Free cash flow	$5,127	$3,851

* For FY17 periods, we excluded pre-opening and acquisitions costs, which were previously included, and have included gain/loss on sale of controlling interest in subsidiary, which were previously excluded, in our adjustments for non-GAAP financial performance measures, since we believe that these are recurring cash operating expenses that are necessary to operate our business. We have appropriately included or excluded the same items from prior year comparable non-GAAP financial performance measures.

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RCI HOSPITALITY HOLDINGS, INC.

SEGMENT INFORMATION

($ in thousands)

	For the Three Months
	Ended December 31,
	2016	2015
Revenues
Nightclubs	$29,282	$28,170
Bombshells	4,295	4,379
Other	162	926
	$33,739	$33,475

Income (loss) from operations
Nightclubs	$9,216	$8,508
Bombshells	638	487
Other	(341)	(648)
General corporate	(3,180)	(2,630)
	$6,333	$5,717

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RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP SEGMENT INFORMATION

($ in thousands)

	1 Q17
	Nightclubs	Bombshells	Other	Corp	Total
Income (loss) from operations	$9,216	$638	$(341)	$(3,180)	$6,333
Amortization of intangibles				46	46
Settlement of lawsuits	73				73
Gain on sale of assets	(11)				(11)
Non-GAAP operating income	$9,278	$638	$(341)	$(3,134)	$6,441

GAAP operating margin	31.5%	14.9%	-210.5%		18.8%
Non-GAAP operating margin	31.7%				19.1%

	1 Q16
	Nightclubs	Bombshells	Other	Corp	Total
Income (loss) from operations	$8,508	$487	$(648)	$(2,630)	$5,717
Amortization of intangibles				202	202
Stock-based compensation				120	120
Settlement of lawsuits	540				540
Non-GAAP operating income	$9,048	$487	$(648)	$(2,308)	$6,579

GAAP operating margin	30.2%	11.1%	-70.0%		17.1%
Non-GAAP operating margin	32.1%				19.7%

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